Exhibit 23.1


               Consent of Independent Certified Public Accountants


Sequiam  Corporation
Orlando,  Florida


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 2003, except for Note 8 as to which the date is June 1, 2003, relating to the consolidated financial statements of Sequiam Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Gallogly, Fernandez & Riley, LLP
Orlando,  Florida

June  19,  2003


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